SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2003 (July 16, 2003)

NEXTEL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19656 (Commission File Number)	36-3939651 (I.R.S. Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia (Address of Principal Executive Offices)	20191 (Zip Code)

Registrants’ Telephone Number, Including Area Code:	(703) 433-4000

(Former Name or Former Address, if Changed Since Last Report)

     Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

The following exhibit is furnished with this report:

Exhibit No.	Exhibit Description

99.1	Press Release, dated July 16, 2003

     Item 9. Regulation FD Information.

     On July 16, 2003, Nextel Communications, Inc. announced that it intends to offer $1 billion of senior serial redeemable notes due 2015 in a public offering and to use the net proceeds, together with cash on hand, to redeem certain preferred stock and to repurchase, through a tender offer and/or redemption, all of its outstanding 10.65% senior notes as described in the press release furnished as Exhibit 99.1, which is hereby incorporated by reference herein. Nextel currently anticipates that it will offer to pay $1,036.25 per $1,000 of principal amount of the notes, which includes a consent fee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL COMMUNICATIONS, INC

/s/ Leonard J. Kennedy

By:	Leonard J. Kennedy
Senior Vice President and General Counsel

Date: July 16, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated July 16, 2003.